CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (No. 333-168597, 333-151659, 333-137933, 333-131457, 333-116369, 333-115311, 333-112238) of Tessera Technologies, Inc. of our report dated March 3, 2014 relating to the consolidated financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

San Jose, CA
March 3, 2014